Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reports Fourth Quarter and Fiscal Year 2017 Results

LONDON (January 16, 2018) - IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today reported results for the fourth quarter ended November 30, 2017.

•	Revenue of $945 million, including total organic revenue growth of 6 percent

•	Net income of $105 million and diluted earnings per share (EPS) of $0.26

•	Adjusted EBITDA of $366 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.52

•	Cash flow from operations of $243 million and free cash flow of $175 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Fourth Quarter and Full Year 2017 Financial Performance

	Three months ended November 30,		Change		Year ended November 30,		Change
(in millions, except percentages and per share data)	2017	2016	$	%	2017	2016	$	%
Revenue	$944.7	$873.8	$70.9	8%	$3,599.7	$2,734.8	$864.9	32%

Net income attributable to IHS Markit	$105.7	$89.3	$16.4	18%	$416.9	$152.8	$264.1	173%
Adjusted EBITDA	$366.0	$338.1	$27.9	8%	$1,389.9	$987.7	$402.2	41%

GAAP EPS	$0.26	$0.21	$0.05	24%	$1.00	$0.48	$0.52	108%
Adjusted EPS	$0.52	$0.48	$0.04	8%	$2.07	$1.80	$0.27	15%

Cash flow from operations	$242.9	$163.2	$79.7	49%	$961.5	$638.3	$323.2	51%
Free cash flow	$174.5	$114.9	$59.6	52%	$701.3	$490.7	$210.6	43%

“We were very pleased with our fourth quarter and finish to the year, and are encouraged by the progress we have made against our longer-term strategy,” said Lance Uggla, chairman and chief executive officer at IHS Markit.

“Our organic growth performance continues to improve with the underlying fundamentals in our end markets,” said Todd Hyatt, chief financial officer at IHS Markit. “Transportation and Financial Services continued to perform very well, CMS continued to improve, and Resources returned to growth.”

Fourth Quarter 2017 Revenue Performance

Fourth quarter 2017 revenue increased 8 percent compared to the fourth quarter of 2016. The following table provides additional revenue information by transaction type.

	Three months ended November 30,		Percent change
(in millions, except percentages)	2017	2016	Total	Organic
Recurring fixed	$664.4	$621.3	7%	5%
Recurring variable	117.0	107.3	9%	8%
Non-recurring	163.3	145.2	12%	10%
Total revenue	$944.7	$873.8	8%	6%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	Fourth quarter 2017 vs. fourth quarter 2016
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Total
Resources	1%	—%	1%	1%
Transportation	9%	4%	1%	14%
Consolidated Markets & Solutions	3%	1%	1%	5%
Financial Services	8%	—%	2%	10%
Total	6%	1%	1%	8%

Fourth Quarter and Full Year 2017 Operating Performance

Segment results were as follows (additional segment information is included later in this release):

•
Resources. Fourth quarter revenue for Resources increased $3 million, or 1 percent, to $216 million, with recurring revenue declining 1 percent organically. Fourth quarter Adjusted EBITDA for Resources was flat at $92 million.

Full year revenue for Resources decreased $22 million, or 2 percent, to $839 million. Full year Adjusted EBITDA for Resources decreased $8 million, or 2 percent, to $360 million.

•
Transportation. Fourth quarter revenue for Transportation increased $32 million, or 14 percent, to $267 million, and included 11 percent organic growth for the recurring-based business. Fourth quarter Adjusted EBITDA for Transportation increased $10 million, or 10 percent, to $111 million.

Full year revenue for Transportation increased $99 million, or 11 percent, to $992 million. Full year Adjusted EBITDA for Transportation increased $55 million, or 16 percent, to $409 million.

•
Consolidated Markets & Solutions (CMS). Fourth quarter revenue for CMS increased $7 million, or 5 percent, to $140 million, and had 1 percent organic growth for the recurring-based business. Fourth quarter Adjusted EBITDA for CMS decreased $3 million, or 9 percent, to $33 million.

Full year revenue for CMS increased $4 million, or 1 percent, to $536 million. Full year Adjusted EBITDA for CMS decreased $2 million, or 2 percent, to $125 million.

•
Financial Services. Fourth quarter revenue for Financial Services increased $29 million, or 10 percent, to $321 million, and included 8 percent total organic growth. Fourth quarter Adjusted EBITDA for Financial Services increased $22 million, or 18 percent, to $148 million.

Full year revenue for Financial Services was $1.233 billion. Full year Adjusted EBITDA for Financial Services was $554 million.

Outlook (forward-looking statement)

For the year ending November 30, 2018, IHS Markit expects:

•	Revenue in a range of $3.80 billion to $3.85 billion, including total organic growth of 4 percent to 5 percent;

•	Adjusted EBITDA in a range of $1.500 billion to $1.525 billion; and

•	Adjusted EPS in a range of $2.23 to $2.27 per diluted share.

Additionally, for the year ending November 30, 2018, IHS Markit expects:

•	Depreciation expense to be approximately $180 million to $190 million;

•	Net interest expense to be approximately $180 million to $190 million;

•	Amortization expense related to acquired intangible assets to be approximately $340 million to $350 million;

•	Stock-based compensation expense to be approximately $200 million to $220 million;

•	An adjusted effective tax rate of approximately 18 percent to 20 percent;

•	Weighted average diluted shares of approximately 405 million to 410 million;

•	Capital expenditures to be approximately 6 percent to 7 percent of revenue; and

•	Free cash flow conversion as a percentage of Adjusted EBITDA in the mid-60’s.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call to discuss fourth quarter 2017 results on January 16, 2018, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event. The webcast recording will be available for one year on the Investor Relations section of the company’s website.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.ihsmarkit.com.

About IHS Markit (www.ihsmarkit.com)
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions.  Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2018 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of November 30, 2017	As of November 30, 2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$133.8	$138.9
Accounts receivable, net	693.5	635.6
Income tax receivable	31.9	26.0
Deferred subscription costs	62.8	55.6
Other current assets	93.0	77.4
Total current assets	1,015.0	933.5
Non-current assets:
Property and equipment, net	531.3	416.2
Intangible assets, net	4,188.3	4,351.8
Goodwill	8,778.5	8,209.8
Deferred income taxes	7.1	14.8
Other	34.2	10.5
Total non-current assets	13,539.4	13,003.1
Total assets	$14,554.4	$13,936.6
Liabilities and equity
Current liabilities:
Short-term debt	$576.0	$104.6
Accounts payable	53.4	58.9
Accrued compensation	157.4	174.0
Accrued royalties	42.2	35.7
Other accrued expenses	280.8	257.1
Income tax payable	5.5	11.9
Deferred revenue	790.8	770.2
Total current liabilities	1,906.1	1,412.4
Long-term debt, net	3,617.3	3,279.3
Accrued pension and postretirement liability	31.8	33.0
Deferred income taxes	869.8	995.1
Other liabilities	105.9	74.7
Commitments and contingencies
Redeemable noncontrolling interests	19.1	57.7
Shareholders' equity	8,004.4	8,084.4
Total liabilities and equity	$14,554.4	$13,936.6

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited, except for year ended November 30, 2016)

	Three months ended November 30,		Year ended November 30,
	2017	2016	2017	2016
Revenue	$944.7	$873.8	$3,599.7	$2,734.8
Operating expenses:
Cost of revenue	342.1	345.5	1,348.4	1,037.7
Selling, general and administrative	285.0	246.0	1,096.0	907.1
Depreciation and amortization	128.1	119.2	492.5	335.7
Restructuring charges	0.8	(1.1)	—	22.8
Acquisition-related costs	36.1	41.3	113.0	161.2
Net periodic pension and postretirement expense	3.0	8.8	6.9	10.0
Other expense (income), net	10.4	1.9	18.7	(0.1)
Total operating expenses	805.5	761.6	3,075.5	2,474.4
Operating income	139.2	112.2	524.2	260.4
Interest income	0.6	0.4	2.2	1.3
Interest expense	(43.3)	(27.4)	(154.3)	(119.4)
Non-operating expense, net	(42.7)	(27.0)	(152.1)	(118.1)
Income from continuing operations before income taxes and equity in loss of equity method investee	96.5	85.2	372.1	142.3
Benefit for income taxes	8.6	5.8	49.9	5.1
Equity in loss of equity method investee	—	(3.3)	(5.0)	(4.5)
Income from continuing operations	105.1	87.7	417.0	142.9
Income from discontinued operations, net	—	1.2	—	9.2
Net income	105.1	88.9	417.0	152.1
Net (income) loss attributable to noncontrolling interest	0.6	0.4	(0.1)	0.7
Net income attributable to IHS Markit Ltd.	$105.7	$89.3	$416.9	$152.8

Basic earnings per share:
Income from continuing operations attributable to IHS Markit Ltd.	$0.27	$0.21	$1.04	$0.46
Income from discontinued operations, net	—	—	—	0.03
Net income attributable to IHS Markit Ltd.	$0.27	$0.21	$1.04	$0.49
Weighted average shares used in computing basic earnings per share	397.6	416.6	400.3	309.2

Diluted earnings per share:
Income from continuing operations attributable to IHS Markit Ltd.	$0.26	$0.20	$1.00	$0.45
Income from discontinued operations, net	—	—	—	0.03
Net income attributable to IHS Markit Ltd.	$0.26	$0.21	$1.00	$0.48
Weighted average shares used in computing diluted earnings per share	412.9	432.9	416.2	316.3

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year ended November 30,
	2017	2016
Operating activities:
Net income attributable to IHS Markit Ltd.	$416.9	$152.8
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	492.5	335.7
Stock-based compensation expense	261.9	206.2
Gain on sale of business	—	(41.5)
Excess tax benefit from stock-based compensation	—	(5.6)
Net periodic pension and postretirement expense	6.9	10.0
Undistributed earnings of affiliates, net	5.3	2.2
Pension and postretirement contributions	(5.7)	(5.7)
Deferred income taxes	(100.1)	6.7
Change in assets and liabilities:
Accounts receivable, net	(27.5)	(8.5)
Other current assets	(34.6)	12.3
Accounts payable	(20.0)	(12.5)
Accrued expenses	(42.8)	35.6
Income tax	(14.7)	(44.7)
Deferred revenue	4.7	(14.6)
Other liabilities	18.7	9.9
Net cash provided by operating activities	961.5	638.3
Investing activities:
Capital expenditures on property and equipment	(260.2)	(147.6)
Acquisitions of businesses, net of cash acquired	(401.1)	(1,014.4)
Proceeds from sale of business	—	190.9
Change in other assets	0.5	(4.5)
Settlements of forward contracts	14.5	(7.2)
Net cash used in investing activities	(646.3)	(982.8)
Financing activities:
Proceeds from borrowings	3,194.5	4,018.0
Repayment of borrowings	(2,381.2)	(3,364.8)
Payment of debt issuance costs	(14.4)	(22.8)
Payments for purchase of noncontrolling interests	(57.0)	—
Proceeds from noncontrolling interests	7.5	—
Contingent consideration payments	(2.6)	—
Repurchases of common shares	(1,317.8)	(570.0)
Proceeds from the exercise of employee stock options	331.6	147.3
Payments related to tax withholding for stock-based compensation	(89.9)	(35.8)
Excess tax benefit from stock-based compensation	—	5.6
Net cash (used in) provided by financing activities	(329.3)	177.5
Foreign exchange impact on cash balance	9.0	12.8
Net decrease in cash and cash equivalents	(5.1)	(154.2)
Cash and cash equivalents at the beginning of the period	138.9	293.1
Cash and cash equivalents at the end of the period	$133.8	$138.9

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended November 30,		Percent change		Year ended November 30,		Percent change
	2017	2016	Total	Organic	2017	2016	Total	Organic
Recurring revenue:
Resources	$180.7	$182.1	(1)%	(1)%	$711.2	$739.5	(4)%	(5)%
Transportation	188.1	160.6	17%	11%	689.7	621.4	11%	10%
CMS	117.5	114.0	3%	1%	457.5	458.1	—%	1%
Financial Services - fixed	178.1	164.6	8%	7%	691.6	255.5	N/M	4%
Total recurring fixed revenue	$664.4	$621.3	7%	5%	$2,550.0	$2,074.5	23%	2%
Financial Services - variable	117.0	107.3	9%	8%	449.0	164.1	N/M	9%
Total recurring revenue	$781.4	$728.6	7%	5%	$2,999.0	$2,238.6	34%	3%

Non-recurring revenue:
Resources	$35.7	$31.4	14%	10%	$128.1	$121.3	6%	3%
Transportation	79.2	74.5	6%	4%	301.9	271.4	11%	10%
CMS	22.5	19.2	17%	13%	78.4	74.1	6%	6%
Financial Services	25.9	20.1	29%	27%	92.3	29.4	N/M	24%
Total non-recurring revenue	$163.3	$145.2	12%	10%	$600.7	$496.2	21%	9%

Total revenue (segment):
Resources	$216.4	$213.5	1%	1%	$839.3	$860.8	(2)%	(4)%
Transportation	267.3	235.1	14%	9%	991.6	892.8	11%	10%
CMS	140.0	133.2	5%	3%	535.9	532.2	1%	2%
Financial Services	321.0	292.0	10%	8%	1,232.9	449.0	N/M	7%
Total revenue	$944.7	$873.8	8%	6%	$3,599.7	$2,734.8	32%	4%

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2017	2016	2017	2016
Net income attributable to IHS Markit Ltd.	$105.7	$89.3	$416.9	$152.8
Interest income	(0.6)	(0.4)	(2.2)	(1.3)
Interest expense	43.3	27.4	154.3	119.4
(Benefit) Provision for income taxes	(8.6)	(5.8)	(49.9)	(5.1)
Depreciation	43.6	36.6	157.0	114.8
Amortization related to acquired intangible assets	84.5	82.6	335.5	220.9
EBITDA (1)(6)	$267.9	$229.7	$1,011.6	$601.5
Stock-based compensation expense	58.7	61.3	261.9	203.9
Restructuring charges	0.8	(1.1)	—	22.8
Acquisition-related costs	26.2	41.3	103.1	161.2
Acquisition-related performance compensation	9.9	—	9.9	—
Litigation charges related to class action suit	—	0.1	—	0.1
Loss on debt extinguishment	—	0.6	—	0.6
Gain on sale of assets	—	(0.7)	—	(0.7)
Pension adjustment expense	2.7	8.4	5.4	8.4
Share of joint venture results not attributable to Adjusted EBITDA	—	0.6	(1.2)	0.3
Adjusted EBITDA attributable to noncontrolling interest	(0.2)	(0.9)	(0.8)	(1.2)
Income from discontinued operations, net	—	(1.2)	—	(9.2)
Adjusted EBITDA (2)(6)	$366.0	$338.1	$1,389.9	$987.7

	Three months ended November 30,		Year ended November 30,
	2017	2016	2017	2016
Net income attributable to IHS Markit Ltd.	$105.7	$89.3	$416.9	$152.8
Stock-based compensation expense	58.7	61.3	261.9	203.9
Amortization related to acquired intangible assets	84.5	82.6	335.5	220.9
Restructuring charges	0.8	(1.1)	—	22.8
Acquisition-related costs	26.2	41.3	103.1	161.2
Acquisition-related performance compensation	9.9	—	9.9	—
Litigation charges related to class action suit	—	0.1	—	0.1
Acquisition financing fees	—	—	—	12.1
Loss on debt extinguishment	—	0.6	—	0.6
Gain on sale of assets	—	(0.7)	—	(0.7)
Pension adjustment expense	2.7	8.4	5.4	8.4
Income tax effect of above adjustments	(72.2)	(72.5)	(271.3)	(202.2)
Adjusted earnings attributable to noncontrolling interest	(0.1)	(0.5)	(1.4)	(0.7)
Income from discontinued operations, net	—	(1.2)	—	(9.2)
Adjusted net income (3)	$216.2	$207.6	$860.0	$570.0
Adjusted EPS (4)(6)	$0.52	$0.48	$2.07	$1.80
Weighted average shares used in computing Adjusted EPS	412.9	432.9	416.2	316.3

	Three months ended November 30,		Year ended November 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$242.9	$163.2	$961.5	$638.3
Capital expenditures on property and equipment	(68.4)	(48.3)	(260.2)	(147.6)
Free cash flow (5)(6)	$174.5	$114.9	$701.3	$490.7

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2017	2016	2017	2016
Adjusted EBITDA by segment:
Resources	$92.1	$92.4	$360.2	$367.8
Transportation	110.6	100.7	408.6	353.3
CMS	32.8	35.9	125.2	127.5
Financial Services	147.7	125.4	553.7	190.4
Shared services	(17.2)	(16.3)	(57.8)	(51.3)
Total Adjusted EBITDA	$366.0	$338.1	$1,389.9	$987.7

Adjusted EBITDA margin by segment:
Resources	42.6%	43.3%	42.9%	42.7%
Transportation*	41.4%	42.8%	41.2%	39.6%
CMS	23.4%	27.0%	23.4%	24.0%
Financial Services	46.0%	42.9%	44.9%	42.4%
Total Adjusted EBITDA margin*	38.7%	38.7%	38.6%	36.1%

* Excluding the effect of the aM acquisition, Transportation Adjusted EBITDA margin was 43.4 percent and 41.7 percent for the three and twelve months ended November 30, 2017, respectively, and Total Adjusted EBITDA margin was 39.3 percent and 38.7 percent for the same respective periods.

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, net other gains and losses, pension mark-to-market and settlement expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, acquisition financing fees, net other gains and losses, pension mark-to-market and settlement expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.